EXHIBIT 24

                               POWER OF ATTORNEY

     We, the undersigned directors of Bowater Incorporated, hereby severally constitute Ecton R. Manning, Robert C. Lancaster and Wendy C. Shiba, and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 filed herewith and any and all amendments to such Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Bowater Incorporated to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

Signatures                    Title                             Date

/s/ Anthony P. Gammie    Director and Chairman of            May 24, 1995
_____________________    the Board
Anthony P. Gammie


/s/ Francis J. Aguilar   Director                            May 24, 1995
______________________
Francis J. Aguilar


/s/ Hugh D. Aycock       Director                            May 24, 1995
______________________
Hugh D. Aycock


/s/ Richard Barth        Director                            May 24, 1995
______________________
Richard Barth


/s/ Kenneth M. Curtis    Director                            May 24, 1995
_____________________
Kenneth M. Curtis



/s/ H. Gordon MacNeil    Director                            May 24, 1995
_____________________
H. Gordon MacNeil


/s/ Donald R. Melville   Director                            May 24, 1995
______________________
Donald R. Melville


/s/ John A. Rolls        Director                            May 24, 1995
_____________________
John A. Rolls